UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is supplemental operating segment results for Intel Corporation.

The operating group results presented provides annual and quarterly unaudited financial information for the PC Client Group, Data Center Group, Other Intel Architecture Group, and Software and Services Group presented on a basis that reflects the reorganized operating structure of the company effective as of the first quarter of 2011.

In the first quarter of 2011 we formed the Netbook and Tablet Group, which includes microprocessors and related chipsets designed for the netbook and tablet market segments, and we divested the Digital Health Group. NTG operating results were previously included in the operating results of the PC Client Group and are now included in the Other Intel Architecture Group. Digital Health Group operating results are now included in the “All other” category. Prior-period amounts have been adjusted retrospectively to reflect these operating segment changes as well as other minor reorganizations. Additionally, in the first quarter of 2011, we formed the Intel Mobile Communications (IMC) and McAfee operating segments as a result of acquisitions. Operating results from the acquisition of the Wireless Solutions business of Infineon Technologies AG (which operates as IMC) are included in the Other Intel Architecture Group, and operating results from the acquisition of McAfee, Inc. are included in the Software and Services Group.

The historical financial information presented under the new organizational structure does not in any way restate or revise the financial position, results of operations or cash flows of Intel Corporation as set forth in any previously reported consolidated balance sheet, consolidated statement of income or consolidated statement of cash flows of the company.  This information is provided as supplemental financial information that may be of interest to Intel Corporation stockholders.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 9, 2011	Cary I. Klafter Corporate Secretary